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            Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the caption "Financial Highlights" in the Prospectuses for information presented for the year ended December 31, 2009, and for periods ended on or before December 31, 2006, and to the references to our firm under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use and incorporation by reference of our reports dated February 18, 2010 on the financial statements of the Seligman Capital Portfolio, Seligman Common Stock Portfolio, Seligman Communication and Information Portfolio, Seligman Global Technology Portfolio, Seligman International Growth Portfolio, Seligman Investment Grade Fixed Income Portfolio, Seligman Large-Cap Value Portfolio, and Seligman Smaller-Cap Value Portfolio of the Seligman Portfolios, Inc. included in the Annual Reports for the year ended December 31, 2009, as filed with the Securities and Exchange Commission in Post-Effective Amendment No. 45 to the Registration Statement (Form N-1A, No. 33-15253) of the Seligman Portfolios, Inc.


                                        /s/ Ernst & Young LLP

Minneapolis, Minnesota
April 27, 2010